Exhibit 99.1

Hologic Announces Financial Results for First Quarter of Fiscal 2019

– Revenue of $830.7 Million Grows 5.0%, 5.7% in Constant Currency –

– Company Posts GAAP Diluted EPS of $0.36, Non-GAAP Diluted EPS of $0.58 –

– Company Raises Full-Year Guidance for Constant Currency Revenue and EPS –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--January 30, 2019--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal first quarter ended December 29, 2018.

“We posted strong results in our first fiscal quarter, with both revenues and EPS exceeding our guidance ranges,” said Steve MacMillan, Hologic’s Chairman, President and Chief Executive Officer. “Growth was driven by acceleration in our largest businesses – U.S. Breast Health, International, and global Molecular Diagnostics – all of which posted double-digit constant currency growth to start our year.”

Recent Highlights

  Revenue growth in the first quarter was driven by U.S. Breast Health, International and Molecular Diagnostics.
    U.S. Breast Health revenue of $252.6 million grew 12.6% compared to the prior year period, representing its highest growth rate in three years.
    Global Molecular Diagnostics revenue increased 10.5%, or 11.2% in constant currency, to $164.3 million.
    International revenue of $208.9 increased 7.7%, or 10.7% in constant currency.
  Recent new product launches include the Omni™ hysteroscope and Panther Fusion Open Access™ functionality in the United States, the Panther Fusion® Bordetella assay in Europe, and the Surgical handpiece for the TempSure™ radiofrequency system in North America.
  Completed the acquisition of Focal Therapeutics on October 1, 2018, strengthening the Company’s breast surgery franchise, for approximately $120 million.
  Repurchased 3.7 million shares of common stock for $150.1 million.

Key financial results for the fiscal first quarter are shown in the table below.

	GAAP			Non-GAAP
	Q1’19	Q1’18	Change Increase (Decrease)	Q1’19	Q1’18	Change Increase (Decrease)
Revenues	$830.7	$791.1	5.0%	$830.7	$791.1	5.0%
Gross Margin	52.3%	53.7%	(140 bps)	62.2%	63.8%	(160 bps)
Operating Expenses	$293.6	$290.4	1.1%	$274.7	$271.8	1.1%
Operating Margin	16.9%	17.0%	(10 bps)	29.2%	29.4%	(20 bps)
Net Margin	11.9%	51.4%	(3,950 bps)	18.9%	19.4%	(50 bps)
Diluted EPS	$0.36	$1.45	(75.2%)	$0.58	$0.55	5.5%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

		Increase (Decrease)
$ in millions	Q1’19	Q1’18	Global Reported Change	Global Constant Currency Change	US Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$118.1	$123.4	(4.3%)	(3.2%)
Molecular Diagnostics	$164.3	$148.6	10.6%	11.2%
Blood Screening	$14.2	$12.6	12.7%	12.6%
Total Diagnostics	$296.6	$284.6	4.2%	5.0%	2.8%	8.9%	12.7%
Total Diagnostics ex. Blood	$282.4	$272.0	3.8%	4.7%	2.2%	8.9%	12.7%

Breast Health
Breast Imaging	$269.7	$235.9	14.3%	15.0%
Interventional Breast Solutions	$55.0	$52.1	5.6%	6.1%
Total Breast Health	$324.7	$288.0	12.7%	13.4%	12.6%	13.3%	16.1%

Medical Aesthetics	$79.8	$91.3	(12.6%)	(11.6%)	(19.9%)	(5.0%)	(3.0%)

GYN Surgical	$108.4	$107.5	0.8%	1.4%	(0.4%)	7.7%	11.9%

Skeletal Health	$21.2	$19.7	7.6%	8.5%	(2.4%)	30.3%	33.1%

Total	$830.7	$791.1	5.0%	5.7%	4.1%	7.7%	10.7%
Total Revenue ex. Blood	$816.5	$778.5	4.9%	5.6%	3.9%	7.7%	10.7%

Other Financial Highlights

  U.S. revenue of $621.8 million increased 4.1%. International revenue of $208.9 million increased 7.7%, or 10.7% in constant currency.
  The recently acquired Faxitron businesses contributed $7.7 million to Breast Imaging revenue, and the recently acquired Focal business contributed $4.5 million to Interventional Breast revenue.
  Gross margin was 52.3% on a GAAP basis, and 62.2% on a non-GAAP basis. GAAP gross margin decreased 140 basis points, while non-GAAP gross margin decreased 160 basis points, primarily due to geographic and product sales mix.
  GAAP net income was $98.6 million compared to $406.7 million in the prior year period, which included a discrete net tax benefit of $329.2 million from U.S. tax reform. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $260.7 million, an increase of 1.0%.
  Total debt outstanding at the end of the quarter was $3.1 billion. The Company ended the quarter with cash and equivalents of $311.1 million, and a net leverage ratio (net debt over adjusted EBITDA) of 2.8 times.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.2% declined 20 basis points compared to the prior year period.

Financial Guidance for Fiscal 2019

Hologic is raising its full-year, constant currency revenue guidance and slightly increasing its full-year EPS guidance. Changes are driven by the Company’s strong performance in the first quarter, partially offset by greater foreign exchange headwinds compared to the Company’s initial guidance.

Hologic’s financial guidance for the second quarter and fiscal year 2019 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 23%, and diluted shares outstanding of approximately 272 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2019 as in fiscal 2018. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2019.

	Current Guidance			Previous Guidance
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $
Fiscal 2019
Revenue	3.8% to 4.7%	2.7% to 3.6%	$3,305 - $3,335	2.8% to 4.2%	2.2% to 3.6%	$3,290 - $3,335
GAAP EPS		N.M.	$1.39- $1.43		N.M.	$1.33 – $1.37
Non-GAAP EPS		7.2% to 9.0%	$2.39 - $2.43		6.7% to 8.5%	$2.38 - $2.42

Q2 2019
Revenue	2.5% to 4.4%	0.7% to 2.6%	$795 – $810
GAAP EPS		N.M.	$0.28 - $0.30
Non-GAAP EPS		3.8% to 7.5%	$0.55 - $0.57

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; and adjusted EBITDA. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities ; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (v) restructuring and divestiture charges and facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction related expenses for divestitures and acquisitions; (vii) gains/losses on disposal of a business; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains resulting from the sale of investments; (xii) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments:

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release. It is therefore not practicable to reconcile non-GAAP EPS guidance to the most comparable GAAP measure.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the first quarter of fiscal 2019. Approximately 10 minutes before the call, dial 888-204-4368 (in the U.S.) or +1 323-794-2423 (international) and enter access code 4938132. A replay will be available approximately two hours after the call ends through Friday, February 22, 2019. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 4938132, PIN 7304. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Aptima, MyoSure, NovaSure, Cynosure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended
	December 29, 2018	December 30, 2017

Revenues:
Product	$683.1	$650.7
Service and other	147.6	140.4
Total revenues	830.7	791.1

Cost of revenues:
Product	232.1	213.7
Amortization of acquired intangible assets	81.0	79.8
Service and other	83.5	73.1

Gross profit	434.1	424.5

Operating expenses:
Research and development	53.2	54.8
Selling and marketing	146.0	139.5
General and administrative	78.6	77.9
Amortization of acquired intangible assets	14.1	14.4
Restructuring charges	1.7	3.8
Total operating expenses	293.6	290.4

Income from operations	140.5	134.1
Interest income	1.3	0.8
Interest expense	(36.1)	(41.0)
Debt extinguishment losses	(0.8)	(1.0)
Other (expense) income, net	(0.6)	2.9

Income before income taxes	104.3	95.8
Provision (benefit) for income taxes	5.7	(310.9)

Net income	$98.6	$406.7

Net income per common share:
Basic	$0.36	$1.47
Diluted	$0.36	$1.45

Weighted average number of shares outstanding:
Basic	270,590	276,856
Diluted	272,372	280,802

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 29, 2018	September 29, 2018
ASSETS

Current assets:
Cash and cash equivalents	$311.1	$666.7
Accounts receivable, net	578.6	579.2
Inventories	418.6	384.1
Other current assets	93.6	93.2
Total current assets	1,401.9	1,723.2

Property, plant and equipment, net	472.6	478.2
Goodwill and intangible assets, net	4,965.1	4,931.8
Other assets	91.9	97.7
Total assets	$6,931.5	$7,230.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$319.4	$599.7
Accounts payable and accrued liabilities	591.2	630.0
Deferred revenue	167.1	172.9
Total current liabilities	1,077.7	1,402.6

Long-term debt, net of current portion	2,807.9	2,704.6
Deferred income taxes	456.5	498.2
Other long-term liabilities	195.0	196.7
Total stockholders' equity	2,394.4	2,428.8
Total liabilities and stockholders’ equity	$6,931.5	$7,230.9

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended
	December 29, 2018	December 30, 2017
OPERATING ACTIVITIES
Net income	$98.6	$406.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23.7	27.0
Amortization of acquired intangibles	95.1	94.2
Non-cash interest expense	2.2	8.7
Stock-based compensation expense	17.1	16.4
Deferred income taxes	(50.0)	(390.7)
Debt extinguishment loss	0.8	1.0
Fair value write-up of acquired inventory sold	1.8	—
Other adjustments and non-cash items	6.9	1.2
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	0.4	(6.4)
Inventories	(27.9)	(23.3)
Prepaid income taxes	2.0	8.1
Prepaid expenses and other assets	(1.8)	(5.0)
Accounts payable	(16.0)	(7.1)
Accrued expenses and other liabilities	(51.6)	48.9
Deferred revenue	3.3	(10.6)
Net cash provided by operating activities	104.6	169.1
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(106.6)	(4.1)
Capital expenditures	(9.5)	(10.2)
Increase in equipment under customer usage agreements	(13.1)	(11.6)
Other activity	(1.5)	(0.3)
Net cash used in investing activities	(130.7)	(26.2)
FINANCING ACTIVITIES
Proceeds from long-term debt	1,500.0	1,500.0
Repayment of long-term debt	(1,462.5)	(1,331.3)
Proceeds from senior notes	—	350.0
Payments to extinguish convertible notes	—	(296.9)
Payment of acquired long-term debt	(2.5)	—
Proceeds from amounts borrowed under revolving credit line	480.0	495.0
Repayments of amounts borrowed under revolving credit line	(695.0)	(720.0)
Payment of debt issuance costs	(2.7)	(11.9)
Repurchase of common stock	(147.0)	—
Proceeds from issuance of common stock pursuant to employee stock plans	13.5	9.5
Payments under capital lease obligations	(0.4)	(0.4)
Payment of minimum tax withholdings on net share settlements of equity awards	(11.6)	(14.3)
Net cash used in financing activities	(328.2)	(20.3)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	1.2
Net (decrease) increase in cash and cash equivalents	(355.6)	123.8
Cash and cash equivalents, beginning of period	666.7	540.6
Cash and cash equivalents, end of period	$311.1	$664.4

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended
	December 29, 2018	December 30, 2017

Gross Profit:
GAAP gross profit	$434.1	$424.5
Adjustments:
Amortization of acquired intangible assets (1)	81.0	79.8
Incremental depreciation expense (2)	0.1	0.2
Fair value write-up of acquired inventory (12)	1.8	—
Non-GAAP gross profit	$517.0	$504.5

Gross Margin Percentage:
GAAP gross margin percentage	52.3%	53.7%
Impact of adjustments above	9.9%	10.1%
Non-GAAP gross margin percentage	62.2%	63.8%

Operating Expenses:
GAAP operating expenses	$293.6	$290.4
Adjustments:
Amortization of acquired intangible assets (1)	(14.1)	(14.4)
Incremental depreciation expense (2)	(0.4)	(3.5)
Transaction expenses (4)	(0.4)	(0.4)
Non-income tax benefit (9)	—	4.0
Integration/consolidation costs (3)	(2.3)	(0.5)
Restructuring charges (3)	(1.7)	(3.8)
Non-GAAP operating expenses	$274.7	$271.8

Operating Margin:
GAAP income from operations	$140.5	$134.1
Adjustments to gross profit as detailed above	82.9	80.0
Adjustments to operating expenses as detailed above	18.9	18.6
Non-GAAP income from operations	$242.3	$232.7

Operating Margin Percentage:
GAAP income from operations margin percentage	16.9%	17.0%
Impact of adjustments above	12.3%	12.4%
Non-GAAP operating margin percentage	29.2%	29.4%

Interest Expense:
GAAP interest expense	$36.1	$41.0
Adjustments:
Non-cash interest expense relating to convertible notes (5)	—	(2.9)
Debt transaction costs (10)	(0.8)	(1.7)
Non-GAAP interest expense	$35.3	$36.4

Pre-Tax Income:
GAAP pre-tax earnings	$104.3	$95.8
Adjustments to pre-tax earnings as detailed above	102.6	103.2
Debt extinguishment losses (6)	0.8	1.0
(Gain) loss on sale of investment securities (7)	(0.8)	0.6
Unrealized gains on forward foreign currency contracts (8)	(3.4)	(1.5)
Non-GAAP pre-tax income	$203.5	$199.1

Net income:
GAAP net income	$98.6	406.7
Adjustments:
Amortization of acquired intangible assets (1)	95.1	94.2
Fair value write-up of acquired inventory sold (12)	1.8	—
Non-cash interest expense related to convertible notes (5)	—	2.9
Restructuring, integration/consolidation costs and transaction expenses (3) (4)	4.4	4.7
Non-income tax expense (benefit) (9)	—	(4.0)
Incremental depreciation expense (2)	0.5	3.7
Debt extinguishment losses and expenses (6) (10)	1.6	2.7
(Gain) loss on sale of investment securities (7)	(0.8)	0.6
Unrealized gains on forward foreign currency contracts (8)	(3.4)	(1.5)
Discrete impact of tax reform (11)	5.0	(329.2)
Discrete tax benefit of an internal restructuring (15)	(20.0)	—
Income tax effect of reconciling items (13)	(26.1)	(27.4)
Non-GAAP net income	$156.7	$153.4

Net Income Percentage:
GAAP net income percentage	11.9%	51.4%
Impact of adjustments above	7.0%	(32.0)%
Non-GAAP net income percentage	18.9%	19.4%

Earnings per share:
GAAP earnings per share - Diluted	$0.36	$1.45
Adjustment to net earnings (as detailed above)	0.22	(0.90)
Non-GAAP earnings per share – diluted (14)	$0.58	$0.55

Adjusted EBITDA:
Non-GAAP net income	$156.7	$153.4
Interest expense, net, not adjusted above	34.0	35.6
Provision for income taxes	46.8	45.8
Depreciation expense, not adjusted above	23.2	23.3
Adjusted EBITDA	$260.7	$258.1

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.
(3)	To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees.
(4)	To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.
(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect realized gains and losses on the sale of available-for-sale marketable securities and a cost method investment.
(8)	To reflect non-cash unrealized gains and losses on the mark-to-market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit.
(10)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of fiscal 2019 and 2018 refinancings of the Company's Credit Agreement and the fiscal 2018 refinancing of the Senior Notes in the first quarter of fiscal 2018.

(11)	To reflect the discrete impact of tax reform to the provision for income taxes for the three months ended December 29, 2018. The benefit reduction of $5.0 million recorded in the three months ended December 29, 2018 was primarily related to credit utilization limitations and executive compensation deduction disallowances resulting from the completion of computations in the quarter. The primary benefit recorded in the three months ended December 30, 2017 was due to the tax reform re-measurement of the Company’s domestic net deferred tax liabilities at a significantly lower federal tax rate.
(12)	To reflect the fair value step up of inventory sold during the period related to the Focal acquisition.
(13)	To reflect an estimated annual effective tax rate of 23.0% for both fiscal 2019 and 2018.
(14)	Non-GAAP earnings per share was calculated based on 272,372 and 280,802 weighted average diluted shares outstanding for the three months ended December 29, 2018 and December 30, 2017, respectively.
(15)	To reflect a discrete tax benefit recorded in the three months ended December 29, 2018 from the adjustment of the Company’s current and deferred tax accounts related to an internal restructuring.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending March 30, 2019		Year Ending September 28, 2019
	Low	High	Low	High
GAAP Net Income Per Share	$0.28	$0.30	$1.39	$1.43
Amortization of acquired intangible assets	$0.35	$0.35	$1.40	$1.40
Restructuring, Integration and Other charges	$0.02	$0.02	$0.06	$0.06
Non-operating gains, net	—	—	$(0.01)	$(0.01)
Discrete tax benefit of an internal restructuring	—	—	$(0.07)	$(0.07)
Discrete impact of tax reform	—	—	$0.02	$0.02
Tax Impact of Exclusions	$(0.10)	$(0.10)	$(0.40)	$(0.40)
Non-GAAP Net Income Per Share	$0.55	$0.57	$2.39	$2.43

Trailing Twelve Months ended December 29, 2018
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$621.7
Non-GAAP provision for income taxes	185.7
Non-GAAP interest expense	139.8
Non-GAAP other income	(2.7)
Adjusted net operating profit before tax	$944.5
Non-GAAP average effective tax rate (1)	23.2%
Adjusted net operating profit after tax	$725.8

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,228.5
Less: Average cash and cash equivalents	(487.8)
Average net debt	$2,740.7
Average stockholders’ equity (3)	$3,192.3
Average net debt plus average stockholders’ equity	$5,933.0

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus average stockholders’ equity)	12.2%

(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended March 31, 2018 was 23.0%, the three months ended June 30, 2018 was 22.3%, the three months ended September 29, 2018 was 23.7% and the three months ended December 29, 2018 was 23.0%.
(2)	Calculated using the average of the balances as of December 29, 2018 and December 30, 2017.
(3)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, and the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018.

As of
December 29, 2018
Leverage Ratio:

Total principal debt	$3,160.0
Total cash	(311.1)
Net principal debt, as adjusted	$2,848.9
EBITDA for the last four quarters	$1,033.8
Leverage Ratio	2.8

Other Supplemental Information:

	Three Months Ended
	December 29, 2018	December 31, 2017

Geographic Revenues
U.S.	74.9%	75.5%
Europe	12.2%	11.5%
Asia-Pacific	8.4%	8.7%
Rest of World	4.5%	4.3%
Total Revenues	100.0%	100.0%

CONTACT:
Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
Michael.watts@hologic.com